Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings
Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Balanced Capital VI Fund (FI) (BVI_F)
Transamerica Partners Balanced Portfolio (TRANS-CORE)
BlackRock Total Return Portfolio (Ins - Series) (BVA-
TR)
Transamerica Multi-Managed Balanced Portfolio (TA-
CORE)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser)
(BVA-BF)
Transamerica Multi-Managed Balanced Portfolio VP   (TAP-
CORE)
BlackRock Balanced Capital Portfolio (FI) (Ins - Series)
(BCS_F)
Multimanager Core Bond Portfolio   (AXA-VIP)
iShares Barclays Government/Credit Bond Fund
(ISHGOVCR)
Metropolitan Series BlackRock Diversified Portfolio
(Core PLUS Bond)   (METD_B)
iShares Barclays Intermediate Government/Credit Bond
Fund (ISHIGOVCR)
Transamerica Partners Core Bond   (DIA-CORE)
iShares Barclays Intermediate Credit Bond Fund
(ISHICRED)
BlackRock Strategic Income Opportunities Portfolio
(BR-SIP)
BlackRock Core Bond Portfolio   (BR-CORE)
Master Total Return Portfolio of Master Bond LLC (MF-
BOND)
Metropolitan Series BlackRock Bond Income Portfolio
(MET-BI)
iShares Barclays Aggregate Bond Fund   (ISHAGG)

The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:

08-16-2012

Security Type:

BND/CORP

Issuer

Burlington Northern Santa Fe, LLC(2022)

Selling
Underwriter

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Affiliated
Underwriter(s)

X_ PNC
__ Other:

List of
Underwriter(s)

Citigroup Global Markets Inc., Goldman,
Sachs & Co., Merrill Lynch, Pierce,
Fenner & Smith Incorporated, PNC Capital
Markets LLC., The Williams Capital Group, L.P.

Transaction Details

Date of Purchase

08-16-2012

Purchase
Price/Share
(per share / %of par)

$ 99.58

Total
Commission,
Spread or Profit

0.450%

1. Aggregate Principal Amount
Purchased (a+b)

$30,000,000

a. US Registered Funds
(Appendix attached with
individual Fund/Client purchase)

$ 8,815,000

b. Other BlackRock Clients

$ 21,185,000

2. Aggregate Principal Amount of Offering

$ 600,000,000

Fund Ratio

[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)

0.05

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
X_ U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
__ Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
__ Eligible Municipal Securities[Issuer must have 3 years of continuous operations]
__ Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
__ Government Securities Offering

Timing and Price (check ONE or BOTH)

X_ The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
__ If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
X_ YES
__ NO

The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
X_ YES
__ NO

No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Kumar Behera
Date:08-20-2012

Global Syndicate Team
Member

Approved by:
Odette Rajwan
Date:08-21-2012

Senior Global
Syndicate Team Member